Item No. 77D (Policies with respect to
security investment) - Attachment

Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus and the prospectus, of Eaton Vance International
Multi-Market Local Income Fund (which
invests in the Portfolio) filed pursuant to Rule
497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.